T 732.544.5544 F 732.544.5404 25 Christopher Way, Eatontown, NJ 07724
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                                                                 www.qmedinc.com



NEW RELEASE

Contact: Robert Mosby, QMed, Inc., 732-544-5544 x1107


QMed, Inc. Forms QMedCare
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Eatontown, New Jersey, February 8, 2005 - QMed, Inc. (NASDAQ Symbol: QMED) today announced that it has formed QMedCare, Inc., as a wholly owned subsidiary. QMedCare will act as an investor/holding company in affiliated companies, which are expected to operate as specialty health plans or firms which provide third party administration services. QMedCare is an investor in QMedCare Dakota LLC, a company formed to administer a proposed capitated disease management program in South Dakota.


About QMed, Inc.
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QMed, Inc., provides DM services to patients and physicians around the country through its health plan customers. The Company has been selected in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. In addition, QMed is the largest DM service provider to Medicare managed care plans. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.


Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

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